                                                  Registration Number 333-______

    As filed with the Securities and Exchange Commission on August 4, 2000.

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                       --------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________

                        CONVERGENT COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Colorado                         4813                        84-1337265
(State or Other Jurisdiction    (Primary Standard Industrial       (I.R.S. Employer
    of Incorporation or          Classification Code Number)     Identification Number)
       Organization)

                     400 Inverness Drive South, Suite 400
                          Englewood, Colorado  80112
         (Address of Principal Executive Offices, including Zip Code)


                        Convergent Communications, Inc.
                             Stock Incentive Plan

                           (Full Title of the Plan)

                               MARTIN E. FREIDEL
                        Convergent Communications, Inc.
                     400 Inverness Drive South, Suite 400
                          Englewood, Colorado  80112
                    (Name and Address of Agent for Service)
                                (303) 749-3000

         (Telephone Number, Including Area Code, of Agent for Service)

                                ---------------

                                  Copies to:
                            RICHARD M. RUSSO, Esq.
                          Gibson, Dunn & Crutcher LLP
                      1801 California Street, Suite 4100
                         Denver, Colorado  80202-2641
                                (303) 298-5700

                                ---------------

                                            CALCULATION OF REGISTRATION FEE
===========================================================================================================================
     Title of Securities           Amount to          Proposed Maximum          Proposed Maximum
      to be Registered           be Registered       Offering Price per            Aggregate                Amount of
                                                         Share (1)             Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value           500,000          $3.6875 per share           $1,843,750                 $486.75
===========================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and 457(h)(1), the filing fee for the 500,000 shares subject to options that have not yet been granted is calculated based upon the average high and low prices of the Common Stock reported on August 2, 2000, which is $3.6875 per share.


This Form S-8 contains 3 sequentially numbered pages. The Exhibit Index appears at sequentially numbered page 3.

                               EXPLANATORY NOTE

Registration of Additional Shares

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 2000, File No. 333-95897, as amended by a Post Effective Amendment filed on February 3, 2000 (the "Initial Registration Statement"), Convergent Communications, Inc. (the "Company") registered 2,000,000 shares of its common stock, no par value (the "Common Stock"), reserved for issuance from time to time under its Stock Incentive Plan (the "Plan"). On April 26, 2000, the Company registered an additional 1,500,000 shares of Common Stock issuable under the Plan by a Registration Statement on Form S-8. The Company has amended the Plan to increase the number of shares that may be granted for all purposes under the Plan to 4,000,000. Under this Registration Statement on Form S-8, the Company is registering an additional 500,000 shares of Common Stock issuable under the Plan.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Company's Initial Registration Statement are incorporated by reference into this Registration Statement.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
           ---------

Pursuant to General Instruction E to Form S-8, only the following exhibits are required.


    Exhibit
    Number   Description
    -------  -----------
      5.1    Opinion of Gibson, Dunn & Crutcher, LLP

     23.1    Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (incorporated by reference to the signature page of this Registration Statement)

     99.11 Stock Incentive Plan (incorporated by reference to Exhibit 99.11 of the Initial Registration Statement)

     99.13 Second Amendment to the Stock Incentive Plan, effective as of June 16, 2000

                                       1
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 1, 2000.

                              CONVERGENT COMMUNICATIONS, INC.



                              By:         /S/ Joseph R. Zell
                                   ------------------------------------
                                   Name:   Joseph R. Zell
                                   Title:  Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Martin
E. Freidel, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                     Date
        ---------                        -----                     ----

 /S/  Joseph R. Zell            Chief Executive Officer and     August 2, 2000
------------------------------      Director (Principal
      Joseph R. Zell                 Executive Officer)

 /S/  Brian R. Ervine           Chief Financial Officer and     August 2, 2000
------------------------------      Treasurer (Principal
      Brian R. Ervine              Financial and Accounting
                                          Officer)

 /S/  Richard G. Tomlinson                Director              August 2, 2000
------------------------------
      Richard G. Tomlinson
                                          Director
    ----------------------
      Spencer I. Browne

 /S/  Michael J. Marocco                  Director              August 2, 2000
------------------------------
      Michael J. Marocco
                                          Director
    ----------------------
      Richard W. Boyce

 /S/  Jeffrey A. Shaw                     Director              August 2, 2000
------------------------------
      Jeffrey A. Shaw

                                          Director
    ----------------------
      Clifford Rudolph

                                 EXHIBIT INDEX

  Exhibit
  Number     Description
  -------    -----------
    5.1      Opinion of Gibson, Dunn & Crutcher, LLP
   23.1      Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)
   24.1      Power of Attorney (incorporated by reference to the signature page of this Registration Statement)
   99.11     Stock Incentive Plan (incorporated by reference to Exhibit 99.11 of the Initial Registration Statement)
   99.13     Second Amendment to the Stock Incentive Plan, effective as of June
             16, 2000

                                       3